Exhibit 15.1

HARNEYS	Harney Westwood & Riegels LLP 5th Floor 5 New Street Square London EC4V 6DX Tel: +44 (0) 20 7842 6080 Fax: +44 (0) 20 7353 0487 www.harneys.com
10 June 2009	Your Ref
Our Ref 039181.0005.RAG
BY EMAIL AND POST	Doc ID 69819 1

ReneSola Ltd
Craigmuir Chambers
P.O. Box 71
Road Town
Tortola
British Virgin Islands

Dear Sirs,

ReneSola Ltd (the “Company”)
Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2008 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10.E — Additional Information — Taxation” and “Item 16G. — Corporate Governance” in the annual report.

Yours faithfully,

/s/ HARNEY WESTWOOD & RIEGELS LLP

HARNEY WESTWOOD & RIEGELS LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales
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